Exhibit 99.1

ENTERTAINMENT GAMING ASIA INC.

CHARTER FOR THE

CONFLICTS COMMITTEE

OF THE BOARD OF DIRECTORS

Adopted February 19,  2008; Revised November 5, 2008; Further Revised August 2, 2010

1.                                      PURPOSE

The Conflicts Committee (the “Committee”) shall oversee, review, and approve the agreements and transactions between Entertainment Asia Gaming Inc., a Nevada corporation formerly known as Elixir Gaming Technologies, Inc. (the “Company” or “EGT”), and its subsidiaries, on the one hand (each an “EGT Company” and collectively, the “EGT Companies”), and EGT Entertainment Holding Limited, a Hong Kong company formerly known as Elixir Group Limited (“Elixir”), and its affiliates other than the EGT Companies (each an “Elixir Company” and collectively the “Elixir Companies”) that require the approval of the Board of Directors of the  Company (“Board”) or the Board of Directors of any other EGT Company.  The purpose of the Committee is to oversee, review, and approve all material agreements and transactions between an EGT Company and an Elixir Company for purposes of ensuring that all such agreements and transactions are fair to all stockholders of the Company.

2.                                      COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than two members of the Board, with the exact number of authorized Committee members to be determined by the Board. All members of the Committee (i) shall be an “independent director” under Section 803(A) of the NYSE-Amex Company Guide  or any successor rule and meet the criteria for independence as set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 or any successor, (ii) shall not be, and shall not have been during the previous three years, an officer, director or employee of, or consultant or advisor to, an Elixir Company, and (iii) shall otherwise not have a relationship that would interfere with the exercise of independent judgment in carrying out the purpose of this Charter and the responsibilities of a member of the Conflicts Committee.

Each Committee member shall be subject to annual reconfirmation and may be removed by the Board.

3.                                      RESPONSIBILITIES AND DUTIES

A.                                   The Committee shall have the exclusive authority on behalf of the Board to approve all agreements and transactions between an EGT Company and an Elixir Company that require the approval of the Board of Directors of any EGT Company.

B.                                     The Committee shall determine that all such agreements and transactions are fair to all stockholders of the Company.  In discharging its responsibilities, the Committee shall be entitled to all rights and presumptions afforded directors under the General Corporation Law of Nevada (the “Law”), including Section 78.138 of the Law or any successor rule.

C.                                     The Committee shall review no less than quarterly the ongoing transactions between the EGT Companies and the Elixir Companies.

D.                                    In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may also request that any officer or other employee of the

Company, the Company’s outside counsel or any other person, meet with any members of, or consultants to, the Committee.  The Committee shall also have the authority to, as it deems appropriate, to select, retain and/or replace outside advisors to provide independent advice to the Committee.

4.                                      COMMITTEE MEETINGS

The Committee will meet periodically as necessary to act upon any matter within its jurisdiction.  At all Committee meetings a majority of the total number of authorized members shall constitute a quorum; provided that in the event the authorized number of Committee members is two, both members shall be required to constitute a quorum.  All meetings shall be held subject to and in accordance with the applicable sections of the Law (including without limitation notice, quorum and votes/actions of the committee) and the bylaws of the Company.  Minutes shall be kept of each meeting of the Committee. All approvals and resolutions of the Committee shall be conducted in accordance with the applicable sections of the Law and the bylaws of the Company; provided that in the event the authorized number of Committee members is two, any approval or resolution of the Committee shall require the approval of both members of the Committee.